EXHIBIT 23.1


            Consent of Independant Accountants


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1998 appearing on page 29 of Micro Linear Corporation's Annual Report on Form 10-k for the year ended December 28, 1997.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
San Jose, California
May 15, 1998